Exhibit 99.1

N2OFF Announces Closing of Merger with Drug Discovery Company Targeting Resistant Cancers Including Pancreatic and Non-Small Cell Lung Cancer

Neve Yarak, Israel, October 23, 2025 (GLOBE NEWSWIRE) – N2OFF, Inc. (NASDAQ: NITO) (“N2OFF” and the “Company”), a cleantech company investing in solar energy assets based on the RTB (Ready to Build) business model, announced today the closing of the merger with MitoCareX Bio Ltd. (“MitoCareX”), a biotech company focused on drug discovery targeting cancer therapeutics, with a range of other potential diseases and disorders, through targeting the mitochondrial SLC25 protein family.

MitoCareX is focusing on the development of novel therapies for hard-to-treat cancers by targeting proteins belonging to the mitochondrial SLC25 protein family. Central to this effort is MITOLINE™, MitoCareX’s proprietary algorithm that enables reliable 3D comparative modeling of mitochondrial SLC25’s proteins, which further allows the potential identification of anti-cancer small molecule therapeutics. Furthermore, by leveraging its advanced in-vitro screening systems related to mitochondria, MitoCareX corroborates the anti-cancer biological activity of small molecules discovered through its computational platform. According to Coherent Market Insights, the Global Cancer Therapeutics and Biotherapeutics Market is estimated to be valued at $211.02 billion in 2025 and is expected to reach $378.62 billion by 2032, exhibiting a compound annual growth rate (CAGR) of 8.7% from 2025 to 2032.

On October 20, 2025, N2OFF’s acquisition of MitoCareX closed following the satisfaction of the closing conditions set forth in the Securities Purchase and Exchange Agreement, dated February 25, 2025, as amended, by and among N2OFF, SciSparc Ltd (NASDAQ:SPRC), Dr. Alon Silberman, and Prof. Ciro Leonardo Pierri (the “Sellers”). Upon the closing, N2OFF purchased ordinary shares of MitoCareX from SciSparc for $700,000 and received the remaining ordinary shares of MitoCareX from the Sellers, thereby resulting in MitoCareX becoming the wholly-owned subsidiary of N2OFF, in exchange for common stock of N2OFF representing 40% of N2OFF’s fully diluted capital stock. According to the terms of the agreement, the Sellers are collectively entitled to 30% of N2OFF’s financing proceeds (capped at $1.6 million) for five years, and the Sellers are entitled to milestone-based issuances of up to 25% of common stock of N2OFF, calculated on a fully diluted basis. This agreement also contemplates a commitment by the Company to financially support MitoCareX’s operations during the first two years following the closing.

Mr. Amitay Weiss, Chairman of the Board of Directors of N2OFF, also serves as the Chairman of the Board of Directors of SciSparc. Additionally, Ms. Liat Sidi, a member of N2OFF’s Board of Directors, also serves as a member of the Board of Directors of SciSparc.

About N2OFF Inc:

N2OFF is a cleantech company mainly engaged in EU based solar assets using the RTB (Ready to Build) business model. N2OFF is currently the lead investor in four solar projects in three different EU countries, all of which were introduced by Solterra Renewable Energy Ltd., a wholly owned subsidiary of Solterra Energy Ltd.

N2OFF also controls approximately 98% of Save Foods Ltd., an Israeli company focused on post-harvest treatments for fruits and vegetables, aiming to control and prevent pathogen contamination. For more information on Save Foods Ltd. visit our website: www.n2off.com.

Forward-looking Statements:

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements. Because such statements deal with future events and are based on our current expectations, they are subject to various risks and uncertainties including the successful implementation of potential synergies between N2OFF and MitoCareX, operational and business opportunities available to N2OFF following the acquisition of MitoCareX, the potential benefits MitoCareX can present to N2OFF if and when the transaction closes, the success of our collaboration with Solterra Energy Ltd., entry into future projects, our ability to successfully enter the solar PV sector, the profitability of such industry, and the potential added value of the increased capacity. Actual results, performance or achievements could differ materially from those described in or implied by the statements in this press release. The forward-looking statements contained or implied in this press release are subject to other risks and uncertainties, including market conditions as well as those discussed under the heading “Risk Factors” in N2OFF’s Annual Report on Form 10-K filed with the SEC on March 31, 2025, and in any subsequent filings with the SEC. Except as otherwise required by law, we undertake no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release. We are not responsible for the contents of third-party websites.

Investor Relations Contact:

Michal Efraty

michal@efraty.com